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                                                                   EXHIBIT 4.8




THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

November 1, 1999

                                  VIRAGEN, INC.

             (Incorporated under the laws of the State of Delaware)

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

No. EB-01

         FOR VALUE RECEIVED, VIRAGEN, INC. (the "Company"), a Delaware corporation, hereby certifies that Equitable Equity Lending, Inc. (the "Holder"), is entitled, subject to the provisions of the Warrant, to purchase from the Company up to 25,000 fully paid and non-assessable shares of Common Stock at a price equal to the closing price of the Common Stock as quoted by the NASDAQ:OTC on Monday, November 1, 1999 (the "Exercise Price").

         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on November 1, 1999 (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and





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deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

1. EXERCISE OF WARRANT. Subject to the provisions herein, this Warrant shall vest and become exercisable in whole as of the date hereof for a five (5) year period commencing on the date hereof (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder under the same terms and conditions of this Warrant. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

         (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

         (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation



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         Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5.       ANTI-DILUTION PROVISIONS.

         5.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 5.1 shall be effective at the close of business on the effective date of such subdivision or combination, or if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment based thereof shall be the record date therefor.

         5.2      ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.
In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance shall be entitled to receive, in lieu of the





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securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

         5.3 NOTIFICATION AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and will notify the Holder in writing of such adjustment within 30 days of the effective date of such adjustment. When appropriate, notice may be given in advance as part of notices required to be mailed to the Holder pursuant to Section 5.4 hereof.

         5.4      NOTICES OF RECORD DATE, ETC. In case:

                  (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                  (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                  (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such Other Securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such Other Securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified, and the Warrant may be exercised prior to said date during the term of the Warrant.

6. PIGGYBACK REGISTRATION RIGHTS. If at any time the Company shall prepare and file one or more registration statements under the Securities Act with respect to a public offering of equity securities of the Company, or of any such securities of the Company held by its security holders (other than a registration statement on Forms S-4, S-8, or similar form) the Company will include in any such registration statement such information as is required, to




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permit a public offering of the Warrant Shares; provided, however, that if any other security holder of the Company, pursuant to an agreement with the Company has the right to prohibit the Company from registering the Warrant Shares then the Company may exclude from such offering all of, or any portion of, the Warrant Shares required to be so registered. The Company shall bear all fees and expenses other than the fees and expenses of the undersigned's counsel incurred in the preparation and filing of such registration statement and related state registrations, to the extent permitted by applicable law, and the furnishing of copies of the preliminary and final prospectus thereof to the undersigned. In connection with filing such registration statement, the undersigned will be required to furnish certain information to the Company and hereby agrees to indemnify the Company against any loss, liabilities or damages, including liabilities arising under the Act, with respect to any such information so provided by the undersigned.

7. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant and any Warrant Stock or Other Securities may not be sold, assigned, transferred, pledge, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

8. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares will bear on the face thereof substantially the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

9. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when sent via facsimile, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended at the address of such party as set forth on the first page, or at such other address of which the Company or the Holder has been advised by notice hereunder.

10. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware.




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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                             VIRAGEN, INC.

                                             By: /s/ Dennis W. Healey
                                                 ------------------------------
                                                     Dennis W. Healey
                                                     Executive Vice President
                                                     Chief Financial Officer



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                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock of Viragen, Inc., a Delaware corporation, and hereby makes payment of $__________ in payment therefore.


                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature, if jointly held

                                             ----------------------------------
                                             Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (If other than to the registered holder of the within Warrant)

Name
     ------------------------------------------------------------
         (Please typewrite or print in block letters)

Address
     ------------------------------------------------------------

     ------------------------------------------------------------

Social Security or
Taxpayer Identification Number
                               ----------------------------------

Phone and Fax #'s:
                  -----------------------------------------------



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                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED
                            -----------------------------
hereby sells, assigns and transfers unto
                                         ----------------

--------------------------------------------
(Please typewrite or print in block letters)

the right to purchase Common Stock of Viragen, Inc., a Delaware corporation, represented by this Warrant to the extend of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:                 , 199
      ----------------      ---

                                                     --------------------------
                                                     Signature

                                                     --------------------------
                                                     Signature, if jointly held





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